As filed with the Securities and Exchange Commission on May 4, 2000
                                                      Registration No. 333-25501

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________
                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                 (Name of small business issuer in its charter)


COLORADO            0213                84-1270685
(State or           (Primary Standard   (I.R.S. Employer
jurisdiction of     Industrial          Identification No.)
incorporation or    Classification Code
organization)       Number)

                              302 IDLEWILD STREET
                             YUMA, COLORADO  80759
                                 (970) 848-3231
         (Address and telephone number of principal executive offices)
                              44425 COUNTY ROAD Q
                            ECKLEY, COLORADO  80727
                    (Address of principal place of business)
                                 GERALD LEEPER
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                    3315 NORTH OAK TRAFFICWAY, DEPARTMENT 47
                          KANSAS CITY, MISSOURI 64116
                                 (816) 891-3686
           (Name, address and telephone number of agent for service)
                                 ______________
                                   Copies to:
                              JAMES W. ALLEN, ESQ.
                          STINSON, MAG & FIZZELL, P.C.
                         1201 WALNUT STREET, SUITE 2800
                       KANSAS CITY, MISSOURI  64106-6251
                                 (816) 842-8600



                                EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Form SB-2 Registration Statement of Alliance Farms Cooperative Association, a Colorado cooperative association (the "Registrant"), is being filed to de-register 17 shares of the Registrant's common stock (Class A), $0.01 par value per share, and 72 shares of the Registrant's Class C common stock, $0.01 par value per share, which 17 shares of common stock (Class A) and 72 shares of Class C common stock remained unsold as of the July 7, 1999 expiration of the Registrant's offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri, on May 4, 2000.

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION
                    By: __________________________________________
                         Gerald Leeper, President and Chairman of the Board

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

     SIGNATURE                         TITLE                       DATE


                            President, Chairman of the         May 4, 2000
 Gerald Leeper               Board of Directors and
                             Director (Principal
                             Executive Officer and
                             Principal Financial and
                             Accounting Officer)
                            Director                           May 4, 2000
 Merl Daniel
                            Director                           May 4, 2000
 Philip Dukes
                            Director                           May 4, 2000
 James Ensz

                            Director                           May 4, 2000

 Loren Keppy